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                                                                  EXHIBIT 10.Q.1

                             AMENDMENT NO. 2 TO THE
                               EL PASO CORPORATION
                         DIRECTOR CHARITABLE AWARD PLAN

      Pursuant to authorization by the El Paso Corporation Board of Directors (the "Board") and Section 6 of the El Paso Corporation Director Charitable Award Plan, Amended and Restated effective as of August 1, 1998, as amended (the "Plan"), the Plan is hereby amended as follows, effective December 4, 2003:

      WHEREAS, the Board, based upon a recommendation from its Compensation Committee, has determined it is in the best interests of the Company to terminate the Plan.

      NOW THEREFORE, the Plan is hereby terminated, effective December 4, 2003. The termination of the Plan does not affect the designation of Charitable Awards under the Plan by a Participant who has met the two-year service requirement on the Board and has been notified of his or her eligibility to participate in the Plan prior to the effective date of this amendment.

      IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 4th day of December, 2003.

                                                EL PASO CORPORATION

                                                By: /s/ SUSAN B. ORTENSTONE
                                                    ----------------------------
                                                    Susan B. Ortenstone
                                                    Senior Vice President,
                                                    Human Resources

Attest:

  /s/ DAVID L. SIDDALL
------------------------
  Corporate Secretary